Exhibit 99.1
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports First Quarter 2008 Earnings
     Clarks Summit, PA, April 16/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported first quarter 2008 earnings of $1,565 thousand or $0.89 per share, an increase of $60 thousand or 4.0% compared to $1,505 thousand or $0.81 per share for the first quarter of 2007. Comprehensive income equaled $1,726 thousand for the first quarter of 2008 compared to $1,502 thousand for the same quarter of 2007. For the three months ended March 31, return on average assets and return on average stockholders’ equity equaled 1.13% and 11.38% in 2008, compared to 1.11% and 11.12% in 2007.
     “Higher net interest income and noninterest income were the primary factors contributing to the increase in comparable first quarter earnings,” stated William F. Farber, Sr., President and Chief Executive Officer. “We experienced strong growth in revenue generated by our Loan and Trust and Wealth Management Divisions. Our loan portfolio grew significantly and we recently expanded our Trust services into the commercial and municipal sectors. In 2008, we continue to focus on improving our noninterest revenue sources. With this goal in mind, we began offering remittance capabilities to commercial customers utilizing CB&T DirectSM our remote deposit image capture system. Customers taking advantage of remittance capabilities now have the ability to integrate remote deposit capture with their individual accounting software to automatically update customer account balances,” continued Farber. “We are extremely excited about this new product and service offering and believe that it will provide us with the competitive advantage necessary to grow our core deposit base and strengthen our existing deposit relationships,” concluded Farber.
HIGHLIGHTS
•	Earnings per share increased $0.08 comparing 2008 and 2007.

•	Noninterest revenue for the first quarter grew 24% over the prior year.

•	Year-to-year average loan growth of approximately 12%.

•	Remittance capabilities, the second phase of remote deposit image capture system offered to commercial customers.
INCOME STATEMENT REVIEW
     For the three months ended March 31, tax-equivalent net interest income increased $165 thousand or 3.0% to $5,643 thousand in 2008 from $5,478 thousand in 2007. Due to declining market rates, interest expense decreased $180 thousand or 5.0%. Tax-equivalent interest revenue decreased $15 thousand, which only slightly offset the reduction in interest expense. With regard to interest expense, our cost of funds decreased 25 basis points to 3.20% for the first quarter of 2008 from 3.45% for the same quarter of last year. Although we experienced a reduction in the rates paid for all interest-bearing liability categories, the average cost of interest-bearing transaction accounts, including money market, NOW and savings accounts, and short-term borrowings had the greatest impact on interest expense. For the three months ended March 31, the cost of interest-bearing transaction accounts decreased 25 basis points to 1.98% in 2008 from 2.23% in 2007, while the rate paid for short-term borrowings fell 227 basis points. Partially offsetting the positive effect from the reduction in funding costs was growth in interest-bearing liabilities of $6.4 million. The slight decline in interest revenue resulted from a 13 basis point decrease in the tax-equivalent yield on earning assets. Almost entirely offsetting the effects of yield decline was growth in average earning assets of $4.7 million. Our tax-equivalent net interest margin for the first quarter improved 6 basis points to 4.28% in 2008 compared to 4.22% in 2007. However, in comparison to the fourth quarter of 2007, our net interest margin compressed 15 basis points from 4.43%.
     For the three months ended March 31, 2008, the provision for loan losses totaled $330 thousand, an increase of $105 thousand compared to $225 thousand for the same three months of 2007.
     Noninterest revenue for the first quarter rose $188 thousand or 24.1% to $968 thousand in 2008 from $780 thousand in 2007. Increases in deposit-related service charges along with commissions received from our Trust and Wealth Management Division resulted in a $93 thousand or 13.2% rise in service charges, fees and commissions to $798 thousand in 2008 from $705 thousand in 2007. In addition, we experienced a $95 thousand or 126.7% increase in mortgage banking income.
     For the three months ended March 31, noninterest expense increased $246 thousand or 6.6% to $3,999 thousand in 2008 from $3,753 thousand in 2007. The increase resulted primarily from a $251 thousand or 13.4% increase in salaries and employee benefits expense. Additional staffing in the Private Banking and Trust and Wealth Management Divisions, coupled with higher health insurance and pension costs, factored into the higher employee-related costs. Changes in occupancy and equipment expense and other expenses were negligible comparing the first quarters of 2008 and 2007.
BALANCE SHEET REVIEW
     Total assets equaled $565.6 million at March 31, 2008, an increase of $4.3 million compared to $561.3 million at March 31, 2007. Strong loan demand resulted in an increase of $45.7 million or 10.1% in loans, net of unearned income, to $497.7 million at the close of the first quarter of 2008 from $452.0 million one year earlier. Repayments from the investment portfolio were used to fund loan demand, which resulted in a corresponding decrease of $45.7 million in investment securities available-for-sale. Competition for deposits within our market area was strong. As a result, total deposits increased only $2.4 million comparing the first quarters of 2008 and 2007. Short-term borrowings outstanding at the end of the first quarter were $18.1 million in 2008 and $17.1 million in 2007.
     Stockholders’ equity equaled $55.6 million or $31.71 per share at March 31, 2008, and $55.3 million or $29.85 per share at March 31, 2007. Included in stockholders’ equity was accumulated other comprehensive income related entirely to net unrealized holding gains on available-for-sale investment securities of $1,276 thousand at the end of the first quarter of 2008, compared to $954 thousand at the end of the same period of 2007. Dividends declared for the first quarter were $0.27 per share in 2008 and $0.26 per share in 2007.

     Nonperforming assets equaled $9.3 million or 1.86% of loans, net of unearned income and foreclosed assets at March 31, 2008, compared to $3.4 million or 0.76% one year earlier. The weakening in asset quality resulted from an increase in nonaccrual loans, partially offset by reductions in accruing loans past due 90 days or more and foreclosed assets. The provision for loan losses increased 46.7% comparing the first quarters of 2008 and 2007 corresponding with the increase in the volume of nonperforming assets. In addition, loans charged off, net of recoveries, for the first quarter equaled 0.02% of average loans outstanding for the three months ended March 31, 2008 and 2007. The allowance for loan losses equaled $4.9 million or 0.99% of loans, net of unearned income, at March 31, 2008, compared to $4.6 million or 1.03% at March 31, 2007.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Key performance data:

Per share data:
Net income	$0.89	$0.97	$1.03	$1.06	$0.81
Cash dividends declared	$0.27	$0.26	$0.26	$0.26	$0.26
Book value	$31.71	$31.01	$30.24	$29.30	$29.85
Tangible book value	$31.52	$30.81	$30.04	$29.10	$29.66
Market value:
High	$47.25	$52.60	$49.90	$50.22	$49.93
Low	$41.00	$43.90	$46.00	$47.00	$42.26
Closing	$41.00	$43.90	$47.68	$49.15	$49.50
Market capitalization	$71,851	$76,984	$83,736	$86,263	$91,650
Common shares outstanding	1,752,457	1,753,622	1,756,204	1,755,091	1,851,518

Selected ratios:

Return on average stockholders’ equity	11.38%	12.53%	13.73%	14.46%	11.12%

Return on average assets	1.13%	1.21%	1.30%	1.35%	1.11%

Leverage ratio	9.66%	9.54%	9.34%	9.08%	9.81%

Efficiency ratio	65.24%	62.24%	62.02%	61.05%	64.03%

Nonperforming assets to loans, net, and foreclosed assets	1.86%	1.64%	1.67%	1.01%	0.76%

Net charge-offs to average loans, net	0.02%	0.05%	0.16%	0.06%	0.02%

Allowance for loan losses to loans, net	0.99%	0.98%	0.95%	1.00%	1.03%

Earning assets yield (FTE)	6.85%	7.10%	7.07%	7.07%	6.98%

Cost of funds	3.20%	3.34%	3.38%	3.51%	3.45%

Net interest spread (FTE)	3.65%	3.76%	3.69%	3.56%	3.53%

Net interest margin (FTE)	4.28%	4.43%	4.40%	4.26%	4.22%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	March 31,	March 31,
Three Months Ended	2008	2007
Interest income:
Interest and fees on loans:
Taxable	$7,568	$7,301
Tax-exempt	571	400
Interest and dividends on investment securities available-for-sale:
Taxable	43	573
Tax-exempt	364	371
Dividends	12	11
Interest on federal funds sold	2	3
Total interest income	8,560	8,659

Interest expense:
Interest on deposits	3,270	3,434
Interest on short-term borrowings	128	144
Total interest expense	3,398	3,578
Net interest income	5,162	5,081
Provision for loan losses	330	225
Net interest income after provision for loan losses	4,832	4,856

Noninterest income:
Service charges, fees and commissions	798	705
Mortgage banking income	170	75
Total noninterest income	968	780

Noninterest expense:
Salaries and employee benefits expense	2,130	1,879
Net occupancy and equipment expense	638	634
Other expenses	1,231	1,240
Total noninterest expense	3,999	3,753
Income before income taxes	1,801	1,883
Provision for income tax expense	236	378
Net income	$1,565	$1,505

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$244	$(4)
Income tax expense (benefit) related to other comprehensive income (loss)	83	(1)
Other comprehensive income (loss), net of income taxes	161	(3)
Comprehensive income	$1,726	$1,502

Per share data:
Net income	$0.89	$0.81
Cash dividends declared	$0.27	$0.26
Average common shares outstanding	1,753,376	1,851,518

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Three months ended	2008	2007	2007	2007	2007
Interest income:
Interest and fees on loans:
Taxable	$7,568	$7,883	$7,808	$7,738	$7,301
Tax-exempt	571	543	457	445	400
Interest and dividends on investment securities available-for-sale:
Taxable	43	85	265	441	573
Tax-exempt	364	364	370	370	371
Dividends	12	17	32	21	11
Interest on federal funds sold	2	84	68	4	3
Total interest income	8,560	8,976	9,000	9,019	8,659

Interest expense:
Interest on deposits	3,270	3,541	3,539	3,593	3,434
Interest on short-term borrowings	128	11	28	159	144
Total interest expense	3,398	3,552	3,567	3,752	3,578
Net interest income	5,162	5,424	5,433	5,267	5,081
Provision for loan losses	330	225	75		225
Net interest income after provision for loan losses	4,832	5,199	5,358	5,267	4,856

Noninterest income:
Service charges, fees and commissions	798	788	791	884	705
Mortgage banking income	170	104	98	98	75
Total noninterest income	968	892	889	982	780

Noninterest expense:
Salaries and employee benefits expense	2,130	2,108	2,058	1,959	1,879
Net occupancy and equipment expense	638	601	558	603	634
Other expenses	1,231	1,222	1,305	1,253	1,240
Total noninterest expense	3,999	3,931	3,921	3,815	3,753
Income before income taxes	1,801	2,160	2,326	2,434	1,883
Provision for income tax expense	236	460	511	554	378
Net income	$1,565	$1,700	$1,815	$1,880	$1,505

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$244	$225	$412	$(394)	$(4)
Income tax expense (benefit) related to other comprehensive income (loss)	83	76	140	(134)	(1)
Other comprehensive income (loss), net of income taxes	161	149	272	(260)	(3)
Comprehensive income	$1,726	$1,849	$2,087	$1,620	$1,502

Per share data:
Net income	$0.89	$0.97	$1.03	$1.06	$0.81
Cash dividends declared	$0.27	$0.26	$0.26	$0.26	$0.26
Average common shares outstanding	1,753,376	1,754,443	1,756,800	1,776,590	1,851,518

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Three months ended	2008	2007	2007	2007	2007
Net interest income:
Interest income
Loans, net:
Taxable	$7,568	$7,883	$7,808	$7,738	$7,301
Tax-exempt	865	824	692	674	606
Total loans, net	8,433	8,707	8,500	8,412	7,907
Investments:
Taxable	55	102	297	462	584
Tax-exempt	551	552	560	561	562
Total investments	606	654	857	1,023	1,146
Federal funds sold	2	84	68	4	3
Total interest income	9,041	9,445	9,425	9,439	9,056
Interest expense:
Deposits	3,270	3,541	3,539	3,593	3,434
Borrowed funds	128	11	28	159	144
Total interest expense	3,398	3,552	3,567	3,752	3,578
Net interest income	$5,643	$5,893	$5,858	$5,687	$5,478

Loans, net:
Taxable	6.88%	7.19%	7.30%	7.42%	7.37%
Tax-exempt	6.74%	7.37%	6.99%	6.55%	6.23%
Total loans, net	6.87%	7.20%	7.27%	7.34%	7.27%
Investments:
Taxable	2.98%	3.51%	3.93%	4.08%	4.31%
Tax-exempt	7.57%	7.45%	7.49%	7.56%	7.67%
Total investments	6.64%	6.34%	5.70%	5.46%	5.49%
Federal funds sold	3.26%	4.52%	5.11%	3.03%	4.85%
Total earning assets	6.85%	7.10%	7.07%	7.07%	6.98%
Interest expense:
Deposits	3.20%	3.34%	3.37%	3.45%	3.40%
Borrowed funds	3.20%	4.19%	5.44%	5.40%	5.47%
Total interest-bearing liabilities	3.20%	3.34%	3.38%	3.51%	3.45%
Net interest spread	3.65%	3.76%	3.69%	3.56%	3.53%
Net interest margin	4.28%	4.43%	4.40%	4.26%	4.22%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
At period end	2008	2007	2007	2007	2007
Assets:
Cash and due from banks	$12,870	$13,125	$12,967	$15,095	$10,725
Federal funds sold		8,751	13,000
Investment securities available-for-sale	37,915	39,407	47,117	67,234	83,612
Loans held for sale, net	2,034	1,248	1,764	2,453	1,967
Loans, net of unearned income	497,668	471,344	470,606	455,021	451,973
Less: allowance for loan losses	4,934	4,624	4,454	4,561	4,635
Net loans	492,734	466,720	466,152	450,460	447,338
Premises and equipment, net	10,784	10,891	11,052	11,223	10,831
Accrued interest receivable	2,710	2,634	3,328	3,071	3,025
Other assets	6,561	6,211	4,912	5,131	3,797
Total assets	$565,608	$548,987	$560,292	$554,667	$561,295

Liabilities:
Deposits:
Noninterest-bearing	$74,499	$75,232	$78,746	$77,649	$74,875
Interest-bearing	413,540	416,125	425,304	416,855	410,805
Total deposits	488,039	491,357	504,050	494,504	485,680
Borrowed funds	18,100			5,700	17,100
Accrued interest payable	1,423	1,308	1,229	1,165	1,211
Other liabilities	2,468	1,949	1,910	1,880	2,044
Total liabilities	510,030	494,614	507,189	503,249	506,035

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,752,457; 1,753,622; 1,756,204; 1,755,091; 1,851,518	578	579	580	579	611
Capital surplus	7,440	7,326	7,217	7,096	7,266
Retained earnings	46,284	45,353	44,340	43,049	46,429
Accumulated other comprehensive income	1,276	1,115	966	694	954
Total stockholders’ equity	55,578	54,373	53,103	51,418	55,260
Total liabilities and stockholders’ equity	$565,608	$548,987	$560,292	$554,667	$561,295

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
Average quarterly balances	2008	2007	2007	2007	2007
Assets:
Loans, net:
Taxable	$442,334	$435,186	$424,486	$418,317	$401,864
Tax-exempt	51,601	44,350	39,282	41,251	39,463
Total loans, net	493,935	479,536	463,768	459,568	441,327
Investments:
Taxable	7,423	11,521	29,982	45,427	54,897
Tax-exempt	29,270	29,410	29,677	29,759	29,701
Total investments	36,693	40,931	59,659	75,186	84,598
Federal funds sold	247	7,370	5,275	529	251
Total earning assets	530,875	527,837	528,702	535,283	526,176
Other assets	27,457	27,562	24,292	24,065	23,657
Total assets	$558,332	$555,399	$552,994	$559,348	$549,833

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$410,927	$420,669	$416,430	$417,275	$409,924
Noninterest-bearing	72,666	76,877	79,155	75,320	71,670
Total deposits	483,593	497,546	495,585	492,595	481,594
Borrowed funds	16,085	1,042	2,043	11,800	10,684
Other liabilities	3,353	2,967	2,908	2,809	2,644
Total liabilities	503,031	501,555	500,536	507,204	494,922
Stockholders’ equity	55,301	53,844	52,458	52,144	54,911
Total liabilities and stockholders’ equity	$558,332	$555,399	$552,994	$559,348	$549,833
Nonperforming assets to loans, net, and foreclosed assets

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
At quarter end	2008	2007	2007	2007	2007
Nonperforming assets:
Nonaccrual/restructured loans	$8,373	$5,352	$5,684	$3,561	$1,950
Accruing loans past due 90 days or more	840	2,234	1,823	759	1,143
Foreclosed assets	45	125	346	256	352
Total nonperforming assets	$9,258	$7,711	$7,853	$4,576	$3,445

Three months ended

Allowance for loan losses:
Beginning balance	$4,624	$4,454	$4,561	$4,635	$4,435
Charge-offs	46	80	221	94	46
Recoveries	26	25	39	20	21
Provision for loan losses	330	225	75		225
Ending balance	$4,934	$4,624	$4,454	$4,561	$4,635
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.
Nonperforming assets to loans, net, and foreclosed assets